________________________________________ (1) Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers. January 12, 2023 FOR IMMEDIATE RELEASE Contact: Aircastle Advisor LLC Jim Connelly, SVP ESG & Corporate Communications Tel: +1-203-504-1871 jconnelly@aircastle.com Aircastle Announces Third Quarter 2022 Results, Strong Gains on Sales Highlights for the Three Months Ended November 30, 2022 • Total revenues of $258 million • Adjusted EBITDA(1) of $240 million • Net income of $50 million • Acquired seven narrow-body aircraft for $298 million, six of which were new technology aircraft • Sold eight aircraft and other flight equipment, including two 747 Freighters and one 777, for proceeds of $163 million and a gain on sale of $53 million • $24 million of Russia-related letters of credit received • 27% increase in year-to-date cash flows from operations Liquidity • Entered into a new $450 million secured aircraft financing facility. • Total liquidity as of January 6, 2023 of $2.3 billion includes $1.7 billion of undrawn facilities, $0.4 billion of projected adjusted operating cash flows through January 1, 2024, $0.1 billion of contracted asset sales, and $0.1 billion of unrestricted cash • 209 unencumbered aircraft with a net book value of $5.5 billion

Mike Inglese, Aircastle's Chief Executive Officer, commented, "Sustained demand for travel has been progressing into 2023 with a generally profitable outlook as airlines deftly manage through economic disruptions. In the third quarter, Aircastle continued our trading momentum with seven narrow-body acquisitions, six of which further grow our fleet of in-demand, new technology aircraft. On the financing front, we bolstered our conservative debt profile with a $450 million secured aircraft financing facility."

Mr. Inglese concluded, "Our strategic new acquisitions and profitable sales this quarter are strong indications that aircraft leasing remains resilient and robust. While funding challenges are felt across the sector, we remain optimistic because of our favorable credit rating, along with the opportunities afforded by our unique ownership arrangement with the Marubeni Corporation and Mizuho Leasing. With Aircastle's deep team of solutions-focused aviation experts, we look forward to disciplined future growth."

Aviation Assets

As of November 30, 2022, Aircastle owned 241 aircraft and other flight equipment having a net book value of $6.6 billion. We also manage nine aircraft with a net book value of $289 million on behalf of our joint venture with Mizuho Leasing.

Owned Aircraft	**As of November 30, 2022[(1)]**	**As of November 30, 2021**
Net Book Value of Flight Equipment ($ mils.)	$ 6,571	$ 6,734
Net Book Value of Unencumbered Flight Equipment ($ mils.)	$ 5,480	$ 5,619
Number of Aircraft[(1)]	241	255
Number of Unencumbered Aircraft	209	223
Number of Lessees	76	79
Number of Countries	46	43
Weighted Average Fleet Age (Years)[(2)]	10.0	10.6
Weighted Average Remaining Lease Term (Years)[(2)]	5.1	4.8
Weighted Average Fleet Utilization for the three months ended[(3)]	94.4 %	94.0 %
Weighted Average Fleet Utilization for the nine months ended[(3)]	94.6 %	93.7 %
Managed Aircraft on behalf of Joint Ventures		
Net Book Value of Flight Equipment ($ mils.)	$ 289	$ 302
Number of Aircraft	9	9

(1) Excludes nine aircraft that remain in Russia with zero net book value – see Note 3 in the Notes to Unaudited Consolidated Financial Statements.

(2) Weighted by net book value (flight equipment held for lease and net investment in direct financing and sales-type leases, or "Net Book Value").

(3) Aircraft on-lease days as a percent of total days in period weighted by Net Book Value.

Conference Call

In connection with this press release, management will host a conference call on Thursday, January 12, 2023, at 9:00 A.M. Eastern Time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (877) 870-4263 (from within the U.S. and Canada) or (412) 317-0790 (outside the U.S. and Canada) ten minutes prior to the scheduled start. Please reference our company name "Aircastle" when prompted by the operator.

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3 A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. For those who are not available to listen to the live call, a replay will be available on Aircastle's website shortly after the live call. About Aircastle Limited Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of November 30, 2022, Aircastle owned and managed on behalf of its joint ventures 250 aircraft leased to 76 customers located in 46 countries. Safe Harbor All statements in this press release, other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our proposed public offering of notes and our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA and Adjusted EBITDA and the global aviation industry and aircraft leasing sector. Words such as "anticipates," "expects," "intends," "plans," "projects," "believes," "may," "will," "would," "could," "should," "seeks," "estimates" and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any such forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this press release. These risks or uncertainties include, but are not limited to, those described from time to time in Aircastle's filings with the SEC and previously disclosed under "Risk Factors" in Item 1A of Aircastle's most recent Form 10-K and any subsequent filings with the SEC. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

4 Aircastle Limited and Subsidiaries Consolidated Balance Sheets (Dollars in thousands, except share data) November 30, 2022 February 28, 2022 (Unaudited) ASSETS Cash and cash equivalents $ 208,208 $ 167,891 Restricted cash and cash equivalents — 2,791 Accounts receivable 39,087 63,666 Flight equipment held for lease, net 6,445,141 6,313,950 Net investment in leases, net 125,504 150,325 Unconsolidated equity method investment 40,097 38,317 Other assets 328,978 356,326 Total assets $ 7,187,015 $ 7,093,266 LIABILITIES AND SHAREHOLDERS’ EQUITY LIABILITIES Borrowings from secured financings, net $ 656,032 $ 684,039 Borrowings from unsecured financings, net 3,842,816 3,835,841 Accounts payable, accrued expenses and other liabilities 208,273 177,424 Lease rentals received in advance 52,688 37,361 Security deposits 64,856 69,189 Maintenance payments 494,058 459,713 Total liabilities 5,318,723 5,263,567 Commitments and Contingencies SHAREHOLDERS’ EQUITY Preference shares, $0.01 par value, 50,000,000 shares authorized, 400 (aggregate liquidation preference of $400,000) shares issued and outstanding at November 30, 2022 and February 28, 2022 — — Common shares, $0.01 par value, 250,000,000 shares authorized, 14,048 shares issued and outstanding at November 30, 2022 and February 28, 2022 — — Additional paid-in capital 1,878,774 1,878,774 Accumulated deficit (10,482) (49,075) Total shareholders’ equity 1,868,292 1,829,699 Total liabilities and shareholders’ equity $ 7,187,015 $ 7,093,266

5 Aircastle Limited and Subsidiaries Consolidated Statements of Income (Loss) and Comprehensive Income (Loss) (Dollars in thousands, except per share amounts) (Unaudited) Three Months Ended November 30, Nine Months Ended November 30, 2022 2021 2022 2021 Revenues: Lease rental revenue $ 142,336 $ 156,088 $ 432,988 $ 425,802 Direct financing and sales-type lease revenue 2,087 2,724 6,950 8,377 Amortization of lease premiums, discounts and incentives (3,763) (8,867) (14,669) (20,026) Maintenance revenue 56,574 33,510 103,787 81,204 Total lease revenue 197,234 183,455 529,056 495,357 Gain on sale of flight equipment 53,473 7,420 67,209 17,944 Other revenue 6,809 605 10,394 1,641 Total revenues 257,516 191,480 606,659 514,942 Operating expenses: Depreciation 82,872 84,526 246,296 250,308 Interest, net 50,757 50,515 151,638 163,965 Selling, general and administrative 17,999 17,141 55,358 48,714 Provision for credit losses 854 958 1,543 970 Impairment of flight equipment 29,880 69,111 67,979 110,926 Maintenance and other costs 3,783 8,660 17,010 24,275 Total operating expenses 186,145 230,911 539,824 599,158 Other income (expense): Loss on extinguishment of debt — — (463) (14,156) Other 1,201 63 3,273 57,682 Total other income 1,201 63 2,810 43,526 Income (loss) from continuing operations before income taxes and earnings of unconsolidated equity method investment 72,572 (39,368) 69,645 (40,690) Income tax provision 23,071 23,504 22,332 22,877 Earnings of unconsolidated equity method investment, net of tax 603 465 1,780 1,210 Net income (loss) $ 50,104 $ (62,407) $ 49,093 $ (62,357) Preference share dividends — — (10,500) (5,658) Net income (loss) available to common shareholders $ 50,104 $ (62,407) $ 38,593 $ (68,015) Total comprehensive income (loss) available to common shareholders $ 50,104 $ (62,407) $ 38,593 $ (68,015)

6 Aircastle Limited and Subsidiaries Consolidated Statements of Cash Flows (Dollars in thousands) (Unaudited) Nine Months Ended November 30, 2022 2021 Cash flows from operating activities: Net income (loss) $ 49,093 $ (62,357) Adjustments to reconcile net income (loss) to net cash and restricted cash provided by operating activities: Depreciation 246,296 250,308 Amortization of deferred financing costs 10,612 12,483 Amortization of lease premiums, discounts and incentives 14,669 20,026 Deferred income taxes 13,227 8,998 Collections on net investment in leases 5,444 11,727 Security deposits and maintenance payments included in earnings (35,437) (58,480) Gain on sale of flight equipment (67,209) (17,944) Loss on extinguishment of debt 463 14,156 Impairment of flight equipment 67,979 110,926 Provision for credit losses 1,543 970 Other (1,778) (1,210) Changes in certain assets and liabilities: Accounts receivable 11,368 4,059 Other assets 2,223 (23,305) Accounts payable, accrued expenses and other liabilities 8,947 7,205 Lease rentals received in advance 16,091 (6,127) Net cash and restricted cash provided by operating activities 343,531 271,435 Cash flows from investing activities: Acquisition and improvement of flight equipment (688,722) (533,741) Proceeds from sale of flight equipment 334,164 127,584 Aircraft purchase deposits and progress payments, net of returned deposits and aircraft sales deposits 7,765 (11,361) Other 1,500 (64) Net cash and restricted cash used in investing activities (345,293) (417,582) Cash flows from financing activities: Net proceeds from preference share issuance — 393,347 Proceeds from secured and unsecured debt financings 139,800 — Repayments of secured and unsecured debt financings (163,543) (566,885) Debt extinguishment costs (291) (13,372) Deferred financing costs (8,674) (5,170) Security deposits and maintenance payments received 110,675 63,012 Security deposits and maintenance payments returned (17,679) (20,696) Dividends paid (21,000) (5,658) Net cash and restricted cash provided by (used in) financing activities 39,288 (155,422) Net increase in cash and restricted cash 37,526 (301,569) Cash and restricted cash at beginning of period 170,682 580,598 Cash and restricted cash at end of period $ 208,208 $ 279,029

7 Aircastle Limited and Subsidiaries Reconciliation of GAAP to Non-GAAP Measures EBITDA and Adjusted EBITDA Reconciliation (Dollars in thousands) (Unaudited) Three Months Ended November 30, Nine Months Ended November 30, 2022 2021 2022 2021 Net income (loss) $ 50,104 $ (62,407) $ 49,093 $ (62,357) Depreciation 82,872 84,526 246,296 250,308 Amortization of lease premiums, discounts and incentives 3,763 8,867 14,669 20,026 Interest, net 50,757 50,515 151,638 163,965 Income tax provision 23,071 23,504 22,332 22,877 EBITDA 210,567 105,005 484,028 394,819 Adjustments: Impairment of flight equipment 29,880 69,111 67,979 110,926 Loss on extinguishment of debt — — 463 14,156 Adjusted EBITDA $ 240,447 $ 174,116 $ 552,470 $ 519,901 We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-U.S. GAAP measure is helpful in identifying trends in our performance. This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals, as well as achieving optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed. EBITDA provides us with a measure of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. Accordingly, this metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure, or expenses, of the organization. EBITDA is one of the metrics used by senior management and the Board of Directors to review the consolidated financial performance of our business. We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.